SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 June 30, 2000

                            Sporting Magic, Inc.
               (Exact name of issuer as specified in its charter)

                                   Delaware
                 (State or other jurisdiction of incorporation)

       0-25247                                      95-4675095
(Commission File Number)                 IRS Employer Identification No.)


              17337 Ventura  Boulevard,  Suite 224, Encino, CA 91316
                (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code: (818) 784-0040


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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

    Under the terms of our acquisition of all of the shares of Soccer Magic Inc., the acquisition was subject to rescission if we did not complete a private placement of our common stock raising at least $2.7 million (the "Private Placement") before 5:00 P.M. on June 30, 2000. To date we have not completed the Private Placement. However, prior to the June 30 rescission deadline, the parties to the acquisition entered into a waiver agreement which had the effect of extending the rescission deadline until September 29, 2000. A copy of the waiver agreement is filed herewith as an exhibit.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following exhibit is provided in accordance with the provisions of Item 601 of Regulation S-B:

EXHIBIT NO.    DOCUMENT DESCRIPTION

   2.7 Form of Limited Waiver dated as of June 30, 2000, given by Sporting Magic Inc. and by Buddy Young acting for the benefit of Sporting Magic Inc. and acknowledged and agreed to by Soccer Magic Inc. and Jack L. Chegwidden, a professional corporation, as escrow agent.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SPORTING MAGIC, INC.
                                         (Registrant)


                                      By: /S/ MYRON GRUNBERG
                                          ____________________
                                          Myron Grunberg
                                          President

Dated:  July 7, 2000

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